Exhibit 10.23

AMENDMENT NUMBER SEVENTEEN TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER SEVENTEEN TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of March 29, 2021 (the “Amendment Sixteen Effective Date”) is entered into between PMC FINANCIAL SERVICES GROUP, LLC, a Delaware limited liability company (“Lender”), and THE REAL GOOD FOOD COMPANY LLC (“Borrower”), in light of the following:

RECITALS

WHEREAS, Borrower and Lender have previously entered into that certain Loan and Security Agreement, dated as of June 30, 2016, as amended (the “Agreement”).

WHEREAS, Borrower has requested that Lender extend the Revolver Maturity Date to January 31, 2023, and increase the amount of permitted Indebtedness.

WHEREAS, Lender has agreed to Borrower’s request pursuant to the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.       DEFINITIONS. All terms which are defined in the Agreement shall have the same definition when used herein unless a different definition is assigned to such term under this Amendment.

2.       AMENDMENTS. Effective as of the Amendment Seventeen Effective Date (as that term is defined in Section 4 of this Amendment), the Agreement is amended as follows:

2.1       Additional Definitions. Section 8 of the Agreement is amended by adding the definitions of “Amendment Seventeen” and “Amendment Seventeen Effective Date” as follows:

“Amendment Seventeen” means that certain Amendment Number Seventeen to Loan and Security Agreement, dated as of March 29, 2021, between Lender and Borrower.

“Amendment Seventeen Effective Date” shall have the meaning set forth in the preamble to Amendment Seventeen.

2.2       Addition of Permitted Indebtedness. Section 5.5(vii) is deleted and replaced by the following:

(vii) create, incur, assume or permit to be outstanding any Indebtedness other than (a) the Obligations, (b) trade payables and other contractual obligations to suppliers and customers incurred in the ordinary course of business, (c) other secured or unsecured Indebtedness in a total principal amount at any time outstanding for all such other Indebtedness not to exceed $1,500,000 and provided that such Indebtedness is subject to terms and conditions acceptable to Lender, in its reasonable discretion.

2.3       Change in the Revolver Maturity Date. The definition of Revolver Maturity Date in Section 4 of the Schedule to Loan and Security Agreement is deleted and replaced by the following:

As used herein, the term “Revolver Maturity Date” means January 31, 2023, and thereafter, the Revolver Maturity Date shall automatically be extended for successive periods of one year each, unless (i) Borrower shall give Lender written notice of termination not less than sixty days prior to the end of such one-year period, or (ii) Lender shall give Borrower written notice of termination not less than thirty days prior to the end of such one-year period.

3.       CONDITION PRECEDENT.

3.1       The following is a condition precedent to the effectiveness of this Amendment:

A.       Lender shall have received a fully executed copy of this Amendment

4.       REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Lender that all of Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

5.       LIMITED EFFECT. Except for the specific amendment contained in this Amendment, the Agreement shall remain unchanged and in full force and effect.

6.       RELEASE BY BORROWER. Borrower, for itself, and for its agents, servants, officers, directors, shareholders, employees, heirs, executors, administrators, successors and assigns, forever release and discharge Lender and its servants, employees, accountants, attorneys, shareholders, subsidiaries, officers, directors, heirs, executors, administrators, successors and assigns from any and all claims, demands, liabilities, accounts, obligations, costs, expenses, liens, actions, causes of action, rights to indemnity (legal or equitable), rights to subrogation, rights to contribution and remedies of any nature whatsoever, known or unknown, which Borrower had, now has, or has acquired, individually or jointly, at any time prior to the Agreement Date, including specifically, but not exclusively, and without limiting the generality of the foregoing, any and all of the claims, damages, demands and causes of action, known or unknown, suspected or unsuspected by Borrower which:

6.1       Arise out of the Loan Documents;

6.2       Arise by reason of any matter or thing alleged or referred to in, directly or indirectly, or in any way connected with, the Loan Documents; or

6.3       Arise out of or in any way are connected with any loss, damage, or injury, whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Lender or any party acting on behalf of Lender.

7.       WAIVER OF CALIFORNIA CIVIL CODE SECTION 1542. Borrower acknowledges that there is a risk that subsequent to the execution of this Agreement it may incur or suffer losses, damages or injuries which are in some way caused by the transactions referred to in the Loan Documents or this Agreement, but which are unknown and unanticipated at the time this Agreement is executed. Borrower does hereby assume the above mentioned risks and agree that this Agreement shall apply to all unknown or unanticipated results of the transactions and occurrences described herein, as well as those known and anticipated, and upon advice of counsel, Borrower does hereby knowingly waive any and all rights and protections under California Civil Code Section 1542 which section has been duly explained and reads as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

8.       LEGAL ADVICE OBTAINED. The advice of legal counsel has been obtained by each party prior to signing this Agreement and each party executes this Agreement voluntarily, with full knowledge of its significance, and with the express intention of effecting the legal consequences provided by Section 1541 of the California Civil Code, namely, the extinguishment of obligations except for the executory provisions of this Agreement.

9.       COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of this Amendment by each of the parties hereto.

IN WITNESS WHEREOF, Lender and Borrower have executed this Amendment.

THE REAL GOOD FOOD COMPANY LLC

By	/s/ Bryan Freeman
Name: Bryan Freeman
Title: Chairman & Managing Member

Signature Page to Amendment Number Seventeen to Loan and Security Agreement

PMC FINANCIAL SERVICES GROUP, LLC

By	/s/ Walter E. Buttkus, III
Name: Walter E. Buttkus, III
Title: President

Signature Page to Amendment Number Seventeen to Loan and Security Agreement